Exhibit 12.1

               Computation of Ratio of Earnings to Fixed Charges,
     Preferred Dividends and Distributions on Company-Obligated Mandatorily
                  Redeemable Preferred Securities of Subsidiary
              Trusts - Consolidated Basis for the nine months ended
             September 30, 2002 and the year ended December 31, 2001
                              (Dollars in millions)


                                                                                   Nine months
                                                                                      ended          Year ended
                                                                                  September 30,     December 31,
                                                                                      2002              2001
                                                                                      ----              ----
Pretax loss from operations:
  Net loss....................................................................       $(6,145.6)       $ (405.9)
  Add income tax expense (benefit)............................................           735.4          (115.7)
  Add discontinued operations.................................................           162.1             5.6
  Add cumulative effect of accounting change..................................         2,949.2             -
  Add extraordinary gain on extinguishment of debt............................            (5.1)          (17.2)
  Add minority interest.......................................................            87.6           119.5
                                                                                     ---------        --------

     Pretax loss from operations..............................................        (2,216.4)         (413.7)
                                                                                     ---------        --------

Add fixed charges:
  Interest expense on corporate debt, including amortization..................           248.4           369.5
  Interest expense on finance debt............................................           852.4         1,205.9
  Interest expense on investment borrowings...................................            12.3            30.5
  Interest added to policyholder account balances ............................           377.3           528.1
  Portion of rental (a).......................................................            15.2            22.1
                                                                                     ---------        --------

     Fixed charges............................................................         1,505.6         2,156.1
                                                                                     ---------        --------

     Adjusted earnings (loss).................................................       $  (710.8)       $1,742.4
                                                                                     =========        ========

         Ratio of earnings to fixed charges...................................             (d)             (b)
                                                                                            =               =

         Ratio of earnings to fixed charges, excluding interest added to
           policyholder account balances......................................             (d)             (b)
                                                                                            =               =

         Ratio of earnings to fixed charges, excluding interest added to policyholder account balances and interest expense on
           finance debt and investment borrowings.............................             (d)             (b)
                                                                                            =               =

Fixed charges.................................................................       $ 1,505.6        $2,156.1
Add dividends on preferred stock, including dividends on preferred stock of subsidiaries (divided by the ratio of income before minority
  interest and extraordinary charge to pretax income).........................             3.2            19.8
Add distributions on Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts...................................           134.8           183.9
                                                                                     ---------        --------

     Fixed charges plus preferred dividends and distributions on
         Company-obligated mandatorily redeemable preferred
         securities of subsidiary trusts......................................       $ 1,643.6        $2,359.8
                                                                                     =========        ========

     Adjusted earnings (loss).................................................       $  (710.8)       $1,742.4
                                                                                     =========        ========

         Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable
           preferred securities of subsidiary trusts..........................         (e)                 (c)
                                                                                        =                   =


         Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts, excluding interest added to
           policyholder account balances......................................         (e)                 (c)
                                                                                        =                   =

         Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts, excluding interest added to policyholder account balances and interest expense on finance debt
           and investment borrowings..........................................         (e)                 (c)
                                                                                        =                   =

--------------------

(a)   Interest portion of rental is estimated to be 33 percent.
(b) For such ratios, adjusted earnings were $413.7 million less than fixed charges. Adjusted earnings for the year ended December 31, 2001, included:
      (i) special charges of $101.9 million; (ii) impairment charges related to our retained interests in securitization trusts of $386.9 million; and
      (iii) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
(c) For such ratios, adjusted earnings were $617.4 million less than fixed charges. Adjusted earnings for the year ended December 31, 2001, included:
      (i) special charges of $101.9 million; (ii) impairment charges related to our retained interests in securitization trusts of $386.9 million; and
      (iii) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
(d) For such ratios, adjusted earnings were $2,216.4 million less than fixed charges. Adjusted earnings for the nine months ended September 30, 2002, included: (i) special charges of $203.9 million; (ii) impairment charges related to our retained interests in securitization trusts of $701.3 million; (iii) goodwill impairment charges of $500.0 million; and (iv) provision for losses related to loan guarantees of $200.0 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
(e) For such ratios, adjusted earnings were $2,354.4 million less than fixed charges. Adjusted earnings for the nine months ended September 30, 2002, included: (i) special charges of $203.9 million; (ii) impairment charges related to our retained interests in securitization trusts of $701.3 million; (iii) goodwill impairment charges of $500.0 million; and (iv) provision for losses related to loan guarantees of $200.0 million, as described in greater detail in the notes to the accompanying consolidated financial statements.

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